UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 16, 2015

Argos Therapeutics, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-35443	56-2110007
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4233 Technology Drive Durham, North Carolina 27704
(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (919) 287-6300

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Purchase and Sale Agreement for Durham Headquarters

On February 16, 2015,  Argos Therapeutics, Inc. (the “Company” or “we” or “us”), entered into a Purchase and Sale Agreement (the “Purchase Agreement”) with TKC LXXII, LLC, a North Carolina limited liability company (“TKC”) which represented the Company’s exercise of its purchase option under the Lease Agreement, dated August 18, 2014, between the Company and TKC (the “Lease Agreement”) for the Company’s new Durham headquarters.  The purchase price to be paid by the Company is $7,620,660 plus the amount of any additional costs incurred by TKC as a result of changes requested by the Company and the amount of any improvement allowances advanced to the Company by TKC prior to the closing.

The transactions contemplated by the Purchase Agreement are expected to close in the second half of 2015.  Upon the closing, the Lease Agreement will terminate.

The foregoing description of the Purchase Agreement is qualified in its entirety by reference to the Purchase Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.  A copy of the Lease Agreement was previously files as Exhibit 10.1 to the Company’s Current Report on Form 8-K dated August 22, 2014.

Item 9.01	Financial Statements and Exhibits.

	(d)	Exhibits

	10.1	Purchase Agreement, dated February 16, 2015, between Argos Therapeutics, Inc. and TKC LXXII, LLC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARGOS THERAPEUTICS, INC.

	By:	/s/ Jeffrey D. Abbey
	Name:	Jeffrey D. Abbey
	Title:	President and Chief Executive Officer
DATED: February 20, 2015